Exhibit 10.2

EXECUTION VERSION

STOCKHOLDERS’ AGREEMENT

by and among

VIRTU FINANCIAL, INC.,

VINCENT VIOLA,

THE VIOLA STOCKHOLDERS NAMED THEREIN

AND

THE SILVER LAKE PARTIES NAMED HEREIN

Dated as of April 15, 2015

Exhibits and Annexes

Exhibit I	–	Company Charter
Exhibit II	–	Company By-Laws

Annex A	–	Form of Joinder Agreement
Annex B	–	Form of Spousal Consent

STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT (as amended, supplemented or restated from time to time, this “Agreement”) is entered into as of April 15, 2015, by and among Virtu Financial, Inc., a Delaware corporation (the “Company”), Vincent Viola, an individual (“Viola”), TJMT Holdings LLC (f/k/a Virtu Holdings LLC), a Delaware limited liability company (the “TJMT Holdings”), the other Persons designated as “Viola Stockholders” on the signature pages hereto (together with TJMT Holdings, the “Viola Stockholders”), SLP III EW Feeder I, L.P., a Delaware limited partnership (the “Post-IPO SL Stockholder”), SLP Virtu Investors, LLC, a Delaware limited liability company (“SLP VI”) and Silver Lake Technology Associates III, L.P., a Delaware limited partnership (“SLP Tech Associates” and, together with SLP VI, collectively the “Post-IPO SL Members” and each a “Post-IPO SL Member”).

RECITALS

WHEREAS, pursuant to the terms of the Reorganization Agreement (the “Reorganization Agreement”), dated as of the date hereof, by and among the Company, the Viola Stockholders, the Post-IPO SL Stockholder, the Post-IPO SL Members and the other Persons listed on the signature pages thereto, the parties hereto have agreed to enter into this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                                    Certain Definitions.  As used in this Agreement, the following definitions shall apply:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that no party shall be deemed to be an Affiliate of any other party or any of its Affiliates solely by virtue of such party’s ownership of Company Securities.  Notwithstanding the foregoing, no SL Party shall be considered an Affiliate of any portfolio company in which the direct or indirect equityholders of such SL Party or any of their affiliated investment funds have made a debt or equity investment (or vice versa).

“Affiliated Transferee” means (i) in the case of any Person that is an individual, any transferee of Company Securities of such Person that is (x) an immediate family member of such Person, (y) a trust, family-partnership or estate-planning vehicle for the benefit of such Person and/or any of its immediate family members or (z) otherwise an Affiliate of such Person or (ii) in the case of any Person that is a limited liability company or other entity, any transferee of Company Securities of such Person that is (x) an immediate family member of the individual that controls a majority of the voting or economic interest in such Person, (y) a trust, family-partnership or estate-planning vehicle for the benefit of such individual and/or any of its immediate family members or (z) otherwise an Affiliate of such Person.

“Aggregate SL Ownership” means the total number of shares of Class A Common Stock beneficially owned (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), in the aggregate and without duplication, by the SL Parties as of the date of such calculation (determined on an “as-converted” basis taking into account any and all securities then convertible into, or exercisable or exchangeable for, shares of Class A Common Stock (including Common Units and shares of Class C Common Stock exchangeable pursuant to the Exchange Agreement)).

“Agreement” has the meaning set forth in the preamble.

“Amended Virtu Financial LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of Virtu Financial, dated as of the date hereof.

“Board” means the board of directors of the Company.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

“Class A Common Stock” means Class A common stock, $0.00001 par value per share, of the Company.

“Class B Common Stock” means Class B common stock, $0.00001 par value per share, of the Company.

“Class C Common Stock” means Class C common stock, $0.00001 par value per share, of the Company.

“Class D Common Stock” means Class D common stock, $0.00001 par value per share, of the Company.

“Common Unit” means a non-voting common limited liability company interest in Virtu Financial.

“Company” has the meaning set forth in the preamble.

“Company By-Laws” means the Amended and Restated By-Laws of the Company, a copy of which is attached hereto as Exhibit II.

“Company Charter” means the Amended and Restated Certificate of Incorporation of the Company, a copy of which is attached hereto as Exhibit I.

“Company Common Stock” means all classes and series of common stock of the Company, including the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock.

“Company Securities” means (i) the Company Common Stock and (ii) securities then convertible into, or exercisable or exchangeable for, Company Common Stock (including Common Units and shares of Class C Common Stock or Class D Common Stock exchangeable pursuant to the Exchange Agreement).

“control” (including its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means the Exchange Agreement, dated as of the date hereof, by and among the Company, Virtu Financial and the holders of Common Units and shares of Class C Common Stock and Class D Common Stock from time to time party thereto.

“IPO” means the initial public offering of Company Common Stock.

“IPO Expenses” means, with respect to any Person, any and all reasonable out-of-pocket expenses (other than taxes and underwriting discounts and commissions) incurred or accrued by such Person in connection with the IPO, the reorganization of the Company and/or Virtu Financial in connection therewith, any synthetic secondary offering effected in connection with the IPO and any underwriting agreement entered into in accordance therewith, including, (i) all out-of-pocket costs and expenses of such Person in connection with or related to drafting, negotiating, reviewing and/or entering into this Agreement, the Reorganization Agreement, the Amended Virtu Financial LLC Agreement, the Exchange Agreement, and all other agreements, documents, certificates and instruments related to the IPO and the reorganization of the Company and/or Virtu Financial in connection therewith, (ii) all out-of-pocket fees and expenses of complying with all applicable securities laws, (iii) all out-of-pocket road show, printing, messenger and delivery expenses and (iv) the fees and disbursements of outside counsel, accountants and financial advisors.

“Necessary Action” means, with respect to a specified result, all actions necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Company Securities, whether at any annual or special meeting, by written consent or otherwise, (ii) causing the adoption of stockholders’ resolutions and amendments to organizational documents of the Company, (iii) prior to the occurrence of a Triggering Event (as defined in the Company Charter), causing members of the Board, to the extent such members were elected, nominated or designated by the Person obligated to undertake the Necessary Action, to act (subject to any applicable fiduciary duties) in a certain manner or causing them to be removed in the event they do not act in such a manner, (iv) executing agreements and instruments and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, estate, joint venture, governmental authority or other entity.

“Post-IPO SL Members” has the meaning set forth in the preamble.

“Post-IPO SL Party” has the meaning set forth in the preamble.

“Post-IPO SL Stockholder” has the meaning set forth in the preamble.

“Reorganization Agreement” has the meaning set forth in the recitals.

“SL” means Silver Lake Partners III DE (AIV III), L.P. or any other SL Party designated in writing to the Company as such by SL.

“SL Director” has the meaning set forth in Section 2.1(a).

“SL Ownership Minimum” means a total number of shares of Class A Common Stock equal to 7,463,950, as adjusted for any stock split, stock dividend, reverse stock split, combination, recapitalization, reclassification or similar event.

“SL Parties” means the Post-IPO SL Stockholder, the Post-IPO SL Members and any investment fund managed, sponsored, controlled or advised by Silver Lake Group, L.L.C. or any Affiliate of Silver Lake Group, L.L.C., in each case so long as any such SL Party (i) is managed, sponsored, controlled or advised by an investment fund affiliated with Silver Lake Group, L.L.C. and (ii) owns Company Securities.

“SLP Tech Associates” has the meaning set forth in the preamble.

“SLP VI” has the meaning set forth in the preamble.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or

Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.

“TJMT Holdings” has the meaning set forth in the preamble.

“transfer” means, any direct or indirect, sale, exchange, assignment, pledge, hypothecation, mortgage, gift or other transfer, disposition or encumbrance, in each case, whether in its own right or by its representative, whether voluntary or involuntary or by operation of law, including by a direct or indirect transfer of equity, ownership or economic interests, or options, warrants or other contractual rights to acquire an equity, ownership or economic interest, in any Person.

“Viola” has the meaning set forth in the preamble.

“Viola Stockholders” has the meaning set forth in the preamble.

“Virtu Financial” means Virtu Financial LLC, a Delaware limited liability company.

Section 1.2                                    Interpretive Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE II
CORPORATE GOVERNANCE

Section 2.1                                    SL Director.

(a)                                 The parties hereby agree that SL shall have the right, so long as the Aggregate SL Ownership exceeds the SL Ownership Minimum, to designate one individual (the “SL Director”) for nomination to the Board, subject to the proper exercise of the fiduciary duties of the Board (or the appropriate committee thereof) with respect to director nominations.

(b)                                 For so long as the Company Charter shall provide for the division of directors into three classes, the SL Director shall be designated as a Class III director. The initial SL Director is Michael Bingle.  Joseph Osnoss shall initially be designated as a Class I director.

(c)                                  In connection with the election of Class III directors, the Company shall nominate the SL Director for election as a director as part of the slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of such directors, shall recommend the election of such nominee, and shall provide the highest level of support to cause the election of such nominee as it provides to any other individual standing for election as a director of the Company as part of the Company’s slate of Class III directors.  In the event the Company Charter shall not provide for the division of directors into three classes, the Company shall nominate the SL Director for election as a director as part of the slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of directors, shall recommend the election of such nominee, and shall provide the highest level of support to cause the election of such nominee as it provides to any other individual standing for election as a director of the Company as part of the Company’s slate of directors.

(d)                                 With respect to any SL Director to be nominated by SL other than the initial SL Director identified in Section 2.1(b), SL shall nominate such SL Director by delivering to the Company a written statement at least 90 days prior to the one-year anniversary of the preceding annual meeting nominating directors, or such shorter period as is agreed in writing by the Company, and setting forth such individual’s business address, telephone number, facsimile number and e-mail address; provided, that if SL shall fail to deliver such written notice, SL shall be deemed to have nominated the SL Director previously nominated (or designated pursuant to this Section 2.1(d)) by SL who is currently serving on the Board; provided, further, that in the event that the SL Director becomes permanently disabled or dies or otherwise resigns within 90 days prior to the one-year anniversary of the preceding annual meeting, SL shall be permitted to nominate a replacement SL Director and the Company shall use its reasonable best efforts to comply with its obligations herein, including filing and disseminating an amendment to the proxy statement (or consent solicitation or similar document) of the Company relating to the election of directors.

(e)                                  SL shall have the exclusive right to remove the SL Director from the Board, subject to the rights of holders of Company Securities (other than the Viola Stockholders) under applicable law, and the Company and the Viola Stockholders shall take all Necessary Action reasonably available within their power to cause the removal of any such designee at the request of SL.  SL shall have the exclusive right to designate for election to the Board a director to fill any vacancy created by reason of the permanent disability, death, removal or resignation of the SL Director, and the Company and the Viola Stockholders shall take all Necessary Action reasonably available within their power to cause any such vacancy to be filled by a replacement SL Director designated by SL as promptly as practicable.  In addition, with respect to any SL Director to be nominated by SL other than a Managing Director (or more senior officer) of an SL Party or any of its affiliated management companies, SL shall select such SL Director in consultation with the Nominating Committee of the Board.  SL shall use commercially reasonable efforts to cause the SL Director at all times to comply with the Company’s corporate policies, including, without limitation, its code of ethics, and SL shall promptly remove any SL Director who fails to comply with such corporate policies (provided, that (i) the Company has provided the SL Director a written copy of such corporate policies reasonably in advance of the date on which the SL Director is obligated to comply therewith, (ii) such corporate policies apply to all members of the Board in an equal manner and do not apply differently or disproportionately to the SL Director as compared to other members of the Board and (iii) such corporate policies are enforced by the Company and its Subsidiaries against all members of the Board equally and to the same extent; provided, further, that such corporate policies shall not conflict with or otherwise be inconsistent with any agreement entered into by any SL Party (x) with the Company, Virtu Financial or any of Virtu Financial’s Subsidiaries in connection with the IPO, including this Agreement, or (y) with the underwriters to the IPO in connection with the IPO or otherwise create any liability or obligation of the SL Director that is not reasonable or customary for public companies whose boards of directors include professionals from private equity firms or financial sponsors) after reasonable notice from the Company is provided to SL and the SL Director and the SL Director is given a reasonable opportunity to comply with such corporate policies.

(f)                                   If at any time the Aggregate SL Ownership is equal to or less than the SL Ownership Minimum, SL shall, if requested by the Company in writing, cause the SL Director to immediately resign from the Board, and SL shall no longer have the right to designate any director to the Board.

(g)                                  For the avoidance of doubt, any member of the Board other than the SL Director, including Joseph Osnoss, may be removed from the Board in accordance with the provisions of the Company Charter and the Company By-Laws.

(h)                                 The Company shall reimburse the SL Director and any other director affiliated with any of the SL Parties for all reasonable out-of-pocket costs and expenses (including travel expenses) incurred in connection with such director’s attendance and participation at meetings of the Board or any committee thereof.

Section 2.2                                    Voting Agreement.

(a)                                 The Viola Stockholders agree (i) to take all Necessary Action reasonably available within their power, including casting all votes to which such Viola Stockholder is entitled in respect of its Company Securities, whether at any annual or special meeting, by written consent or otherwise, so as to cause the election to the Board of (x) the SL Director or (y) the replacement designee designated in accordance with Section 2.1(d) above and to otherwise effect the intent of this Article II and (ii) not to grant, or enter into a binding agreement with respect to, any proxy to any Person in respect of such Viola Stockholder’s Company Securities that would prohibit such Viola Stockholder from casting such votes in accordance with clause (i).

(b)                                 In the event that any Viola Stockholder transfers, directly or indirectly, any Company Securities to Viola or any Affiliated Transferee of either Viola and/or such Viola Stockholder, such Viola Stockholder shall, as a condition to any such transfer, require such transferee to enter into a Joinder Agreement in the form attached hereto as Annex A to become party to this Agreement and be deemed to be a “Viola Stockholder” for all purposes herein.  If any such transferee is an individual and married, such Viola Stockholder shall, as a condition to such transfer, cause such transferee to deliver to the Company and SL a duly executed copy of a Spousal Consent in the form attached hereto as Annex B.

(c)                                  Viola agrees to (i) take all Necessary Action reasonably available within his power, including casting all votes to which he is entitled in respect of his Company Securities granted in connection with the IPO, whether at any annual or special meeting, by written consent or otherwise, so as to cause the election to the Board of (x) the SL Director or (y) the replacement designee designated in accordance with Section 2.1(d) above and to otherwise effect the intent of this Article II and (ii) not to grant, or enter into a binding agreement with respect to, any proxy to any Person in respect of Mr. Viola’s Company Securities that would prohibit Mr. Viola from casting such votes in accordance with clause (i).

(d)                                 In the event that Viola transfers, directly or indirectly, any such Company Securities to any of his Affiliated Transferees, Viola shall, as a condition to any such transfer, require such transferee to enter into a Joinder Agreement in the form attached hereto as Annex A to become party to this Agreement and be deemed to be a “Viola Stockholder” for all purposes herein.  If any such transferee is an individual and married, Viola shall, as a condition to such transfer, cause such transferee to deliver to the Company and SL a duly executed copy of a Spousal Consent in the form attached hereto as Annex B.

ARTICLE III
OTHER COVENANTS AND AGREEMENTS

Section 3.1                                    Indemnification Agreements. The Company has entered into and shall at all times maintain in effect an indemnification agreement with each SL Director in such form as has been previously agreed to by each of the Company and SL.

Section 3.2                                    IPO Expenses.  The Company shall promptly pay or reimburse, or cause to be paid or reimbursed, all IPO Expenses of the SL Parties, in amount not to exceed $850,000 in the aggregate, and the Viola Stockholders, in an amount not to exceed $850,000 in the aggregate.

Section 3.3                                    Company Charter; Company By-Laws; Corporate Opportunities.  The Company Charter, as may be amended, supplemented and/or restated

from time to time, shall provide for a renunciation of corporate opportunities presented to the SL Parties (and their respective Affiliates and director nominees) to the maximum extent permitted by Section 122(17) of the Delaware General Corporations Law and substantially on the terms and conditions set forth in Article IX of the Company Charter as in effect on the date hereof.  The Viola Stockholders shall take all Necessary Action reasonably available within its power, including, to the extent necessary, voting all of its Company Securities and executing proxies or written consents, as the case may be, to ensure that the provisions in respect of corporate opportunities and director and officer indemnification, exculpation and advancement of expenses set forth in the Company Charter and the Company By-Laws in the forms set forth in Exhibit I and Exhibit II, respectively, are not amended, modified or supplemented in any manner, without the prior written consent of SL.

Section 3.4                                    Conflicting Organizational Document Provisions. The Viola Stockholders shall vote all of its Company Securities and execute proxies or written consents, as the case may be, and shall take all Necessary Action reasonably available within its power, to ensure that the Company Charter and Company By-Laws both (i) facilitate, and do not at any time conflict with, any provision of this Agreement and (ii) permit the SL Parties to receive the benefits to which they are entitled under this Agreement. In the event of any ambiguity or conflict arising between the terms of this Agreement and those of the Company Charter and/or Company By -Laws, the Company and the Viola Stockholders shall take all Necessary Action reasonably available within their power to amend the Company Charter and/or Company By-laws, as the case may be, to eliminate such ambiguity or conflict such that the terms of this Agreement shall prevail.  The parties hereto acknowledge and agree that the Company Charter, in the form attached hereto as Exhibit I, and Company By-Laws, in the form attached hereto as Exhibit II, (x) do not conflict with any provision of this Agreement and (y) permit the SL Parties to receive the benefits to which they are entitled under this Agreement.

ARTICLE IV
GENERAL

Section 4.1                                    Assignment.  The rights and obligations hereunder shall not be assignable without the prior written consent of the other parties hereto; provided, however, that the rights and obligations of any Viola Stockholder hereunder shall automatically transfer to any Affiliated Transferee of such Viola Stockholder; provided, further, that without the prior written consent of any party hereto, the SL Parties may assign this Agreement to another SL Party.  Any attempted assignment of rights or obligations in violation of this Section 4.1 shall be null and void.

Section 4.2                                    Termination.  If not otherwise stipulated, this Agreement shall terminate automatically (without any action by any party hereto) on the date as of when SL no longer has the right to nominate the SL Director to the Board pursuant to Article II hereof.  SL may terminate any of its rights, but not its obligations, set forth in this Agreement, in whole or in part, by delivering written notice of such termination to the Company.

Section 4.3                                    Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 4.4                                    Entire Agreement; Amendment.

(a)                                 This Agreement sets forth the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.  This Agreement or any provision thereof may only be amended, modified or waived, in whole or in part, at any time by an instrument in writing signed by (i) the Company, (ii) the holders of a majority in interest of the voting power of the Company Securities held by all Viola Stockholders and (iii) SL on behalf of the SL Parties.

(b)                                 No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 4.5                                    Counterparts.  This Agreement may be signed in any number of counterparts (including via facsimile or e-mail in .pdf format), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 4.6                                    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State.

Section 4.7                                    Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.10 shall be deemed effective service of process on such party.

Section 4.8                                    Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

Section 4.9                                    Specific Enforcement.  The parties hereto acknowledge that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 4.10                             Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received by non-automated response).  All such notices, requests and other communications shall be delivered in person or sent by facsimile, e-mail or nationally recognized overnight courier and shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.  All such notices, requests and other communications to any party hereunder shall be given to such party as follows:

If to any of the SL Parties, addressed to it at:

c/o Silver Lake Partners

2775 Sand Hill Road, Suite 100

Menlo Park, California 94025

Attention:  Karen King

Facsimile No.:  (650) 233-8125

E-mail:  karen.king@silverlake.com

and

c/o Silver Lake Partners

9 West 57th Street

32nd Floor

New York,  NY 10019

Attention:  Andrew J. Schader

Facsimile No.:  (212) 981-3535

E-mail:  andy.schader@silverlake.com

With copies (which shall not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, California 94304

Attention: Rich Capelouto

Atif I. Azher

Facsimile No.:  (650) 251-5002

E-mail:  rcapelouto@stblaw.com

aazher@stblaw.com

If to any Viola Stockholder, addressed to them at:

c/o Virtu Financial LLC
900 Third Avenue
New York, New York  10022

Attention: Legal Department
Facsimile No.: 212 418 0100
E-mail: legal@virtu.com

With copies (which shall not constitute actual or constructive notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019

Attention:  John C. Kennedy

Jeffrey D. Marell

Facsimile No.:  (212) 757-3990
E-mail: jkennedy@paulweiss.com

jmarell@paulweiss.com

If to the Company, addressed to it at:

c/o Virtu Financial LLC
900 Third Avenue
New York, New York 10022
Attention: Legal Department
Facsimile No.: 212 418 0100
E-mail: legal@virtu.com

With copies (which shall not constitute actual or constructive notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019

Attention:  John C. Kennedy

Jeffrey D. Marell
Facsimile No.:  (212) 757-3990
E-mail: jkennedy@paulweiss.com

jmarell@paulweiss.com

or to such other address or to such other Person as either party shall have last designated by such notice to the other party.

Section 4.11                             Binding Effect; Third Party Beneficiaries(a)     .  The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  Except as provided in Section 4.14, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 4.12                             Further Assurances.  The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof.

Section 4.13                             Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

Section 4.14                             No Recourse.  This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, controlling person, fiduciary, agent, attorney or representative of any party hereto, or any past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, controlling person, fiduciary, agent, attorney or representative of any of the foregoing shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

[Signatures on Next Page]

IN WITNESS WHEREOF, each of the parties hereto has caused this Stockholders’ Agreement to be executed by its duly authorized officers as of the day and year first above written.

COMPANY:

VIRTU FINANCIAL, INC.

By:	/s/ Douglas A. Cifu
Name: Douglas A. Cifu
Title: Chief Executive Officer

[Signature Page to Stockholders Agreement]

VINCENT VIOLA

/s/ Vincent Viola

VIOLA STOCKHOLDERS:

TJMT HOLDINGS LLC

By:	/s/ Michael Viola
	Name:	Michael Viola
	Title:	Authorized Person

[Signature Page to Stockholders Agreement]

SLP III EW FEEDER I, L.P.

By: Silver Lake Technology Associates III, L.P., its general partner

By: SLTA III (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its managing member

/s/ Michael Bingle
By:	Michael Bingle
Title:	Managing Member

SLP VIRTU INVESTORS, LLC

By: Silver Lake Partners III DE (AIV III), L.P., its managing member

By: Silver Lake Technology Associates III, L.P., its general partner

By: SLTA III (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its managing member

/s/ Michael Bingle
By:	Michael Bingle
Title:	Managing Member

SILVER LAKE TECHNOLOGY ASSOCIATES III, L.P.

By: SLTA III (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its managing member

/s/ Michael Bingle
By:	Michael Bingle
Title:	Managing Member

[Signature Page to Stockholders Agreement]

[Signature Page to Stockholders Agreement]

Exhibit I

[Attach Company Charter]

Exhibit II

[Attach Company By-Laws]

Annex A

FORM OF

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Stockholders’ Agreement, dated as of April 15, 2015 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Stockholders’ Agreement”) by and among Virtu Financial, Inc., Vincent Viola, TJMT Holdings LLC, SLP III EW Feeder I, L.P., SLP Virtu Investors, LLC, Silver Lake Technology Associates III, L.P., and any other Persons thereto or who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Stockholders’ Agreement.

By executing and delivering this Joinder Agreement to the Stockholders’ Agreement, the undersigned hereby adopts and approves the Stockholders’ Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned’s becoming the beneficial owner and/or transferee of Company Securities, to become a party as a Viola Stockholder to, and to be bound by and comply with the provisions of, the Stockholders’ Agreement applicable to a Viola Stockholder in the same manner as if the undersigned were an original signatory to the Stockholders’ Agreement.

The undersigned acknowledges and agrees that Article IV of the Stockholders’ Agreement are incorporated herein by reference, mutatis mutandis.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the      day of                         ,           .

(Signature of Viola Stockholder Affiliated Transferee)

(Print Name of Viola Stockholder Affiliated Transferee)

Address:

Telephone:
Facsimile:
Email:

AGREED AND ACCEPTED

as of the          day of                         ,           .

VIRTU FINANCIAL INC.

By:
Name:
Title:

Annex B

FORM OF

SPOUSAL CONSENT

In consideration of the execution of that certain Stockholders’ Agreement, dated as of April 15, 2015 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Stockholders’ Agreement”) by and among Virtu Financial, Inc., Vincent Viola, TJMT Holdings LLC, SLP III EW Feeder I, L.P., SLP Virtu Investors, LLC, Silver Lake Technology Associates III, L.P., and any other Persons who are or may become a party thereto in accordance with the terms thereof, I,                                         , the spouse of                                                       , who is a party to the Stockholders’ Agreement, do hereby join with my spouse in executing the foregoing Stockholders’ Agreement and do hereby agree to be bound by all of the terms and provisions thereof, in consideration of the issuance, acquisition or receipt of Company Securities and all other interests I may have in the shares and securities subject thereto, whether the interest may be pursuant to community property laws or similar laws relating to marital property in effect in the state or province of my or our residence as of the date of signing this consent.  Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Stockholders’ Agreement.

Dated as of ,
(Signature of Spouse)

(Print Name of Spouse)